QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE ST. PAUL TRAVELERS COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE ST. PAUL TRAVELERS COMPANIES, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS
IMPORTANT VOTING INSTRUCTIONS
FOR PARTICIPANTS IN CERTAIN EMPLOYEE PLANS
OF THE ST. PAUL TRAVELERS COMPANIES, INC.

Dear Participant,

As described in the enclosed proxy statement, an annual meeting of the shareholders of The St. Paul Travelers Companies, Inc. (the "Company") will be held on July 28, 2004 at 2:00 p.m., Central Daylight Time, at The St. Paul Travelers Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, MN 55102 ("Annual Meeting"). The purpose of the Annual Meeting is to consider and to vote upon the following matters:

  •
  To elect a Board of twenty-three directors;

  •
  To ratify the selection of KPMG LLP as the independent auditors of the Company for the 2004 fiscal year;

  •
  To approve The St. Paul Travelers Companies, Inc. 2004 Stock Incentive Plan; and

  •
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please read the enclosed proxy statement as it contains important information concerning these matters.

As a participant in one or more employee plans of the Company, you have the right to vote at the Annual Meeting shares of Company common stock and/or Series B preferred stock held in those plans for your account as of the record date, June 4, 2004. These plans are described below and include employee plans of The St. Paul Companies, Inc. ("St. Paul") and Travelers Property Casualty Corp. ("Travelers"). Your right to vote shares and how those shares will be voted at the Annual Meeting depends on the terms of the plan(s) in which you participate.

St. Paul Plans

Under the St. Paul Stock Ownership Plan (which includes the St. Paul Common Stock Fund, the Employee Stock Ownership Plan Fund ("ESOP Fund"), and the Preferred Stock Fund (which are referred to collectively as the "St. Paul Plans")), you have the right to direct the trustees on how to vote the shares of Company stock credited to your account(s). Fidelity Management Trust Company ("Fidelity") is the trustee of the St. Paul Common Stock Fund and the Preferred Stock Fund, and U.S. Bank National Association ("U.S. Bank") is the trustee of the ESOP Fund.

Travelers Plans

Under the Travelers 401(k) Savings Plan and the Travelers Property Casualty Corp. 2002 Stock Incentive Plan (collectively, the "Travelers Plans"), you have the right to direct the trustee of the 401(k) Plan (State Street Bank and Trust Company) and the administrator of the Stock Incentive Plan as to how to vote shares of Company common stock in your name and/or account under these Travelers Plans.

The enclosed proxy card will serve as a trustee and/or plan administrator instruction card for both the St. Paul Plans and the Travelers Plans that you may use to give voting instructions to the applicable trustee or administrator. Alternatively, you may direct the applicable trustee or administrator on how to vote by using the same telephone or Internet voting procedures described on the enclosed proxy card. All voting instructions, whether by mail, telephone or Internet, must be received no later than 11:59 P.M. Eastern Time, July 25, 2004 in order to be processed in a timely manner. Your voting directions will be kept confidential.

If Automatic Data Processing, which is acting as the tabulating agent, does not receive your proxy card, or your instructions by telephone or Internet, by 11:59 P.M. Eastern Time, July 25, 2004, the following will occur:

St. Paul Plans

  •
  St. Paul Common Stock Fund:  Fidelity will not vote the shares of common stock credited to your account under the St. Paul Common Stock Fund.

  •
  Preferred Stock Fund:  Fidelity will vote in its sole discretion the shares of Series B convertible preferred stock credited to your account under the Preferred Stock Fund. Fidelity will also vote in its sole discretion the shares of Series B convertible preferred stock not credited to participants' accounts under the Preferred Stock Fund.

  •
  ESOP Fund:  U.S. Bank will not vote the shares of common stock credited to your account under the ESOP Fund.

Travelers Plans

  •
  Shares held in the Travelers Plans for which no voting directions are received by the applicable trustee or administrators will be voted in the same proportion as shares for which voting directions from other participants have been received by the applicable trustee or administrator.

The proxy card you received identifies the total number of shares you are entitled to vote within the St. Paul Plans or Travelers Plans, as applicable. The total number of shares you are entitled to vote will be located near the top of the ballot on the right hand margin near the black arrow.

Questions regarding either the St. Paul or Travelers Plans should be directed to Chris Gerst at (651) 310-5458 or Tony Pepper at (860) 277-1129, respectively.

Sincerely,

Bruce A. Backberg Corporate Secretary

2

TO: St. Paul Travelers Employee Shareholders:

Enclosed is a proxy card for use in connection with the St. Paul Travelers Companies, Inc. annual meeting of shareholders to be held on July 28, 2004. You should already have received copies of the proxy statement, an employee plan participant letter and an annual report which were delivered to you at your business address. Please refer to these materials when voting.

If you have not received these materials, please contact Shareholder Relations immediately at (860) 277-0779 to request a copy. You can also e-mail your request to: mparr@stpaultravelers.com

Please mark your voting instructions on the enclosed proxy card and then sign and return it in the envelope provided or follow the instructions for the telephonic or Internet voting set forth on the proxy card.

QuickLinks

THE ST. PAUL TRAVELERS COMPANIES, INC. 2004 ANNUAL MEETING OF SHAREHOLDERS IMPORTANT VOTING INSTRUCTIONS FOR PARTICIPANTS IN CERTAIN EMPLOYEE PLANS OF THE ST. PAUL TRAVELERS COMPANIES, INC.